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                                                                    EXHIBIT 99.1


                             [SEPRACOR LETTERHEAD]



                                                    NEWS RELEASE

                                                    Contacts:
                                                    David P. Southwell
                                                    Chief Financial Officer
                                                    Sepracor Inc.


                                                    Jean M. Devine
                                                    Director, Investor Relations
                                                    Jonae R. Barnes
                                                    Manager, Public Relations
                                                    Sepracor Inc.
                                                    (508) 357-7300


              SCHERING-PLOUGH AND SEPRACOR IN LICENSING AGREEMENT
                           ON CLARITIN(R) METABOLITE




MADISON, N.J., and MARLBOROUGH, Mass., Dec. 8, 1997 -- Schering-Plough Corporation (NYSE: SGP) and Sepracor, Inc. (Nasdaq: SEPR) today announced a licensing agreement giving Schering-Plough exclusive worldwide rights to Sepracor's patents covering descarboethoxyloratadine (DCL), an active metabolite of loratadine that in pre-clinical studies has shown the potential for greater potency. Loratadine is the active agent in Schering-Plough's five formulations of CLARITIN(R) nonsedating antihistamine.


Under the terms of the agreement, Sepracor has exclusively licensed its DCL rights to Schering-Plough, which expects to develop and market the DCL product worldwide. Schering-Plough will pay Sepracor an upfront license fee of $5 million and royalties on DCL sales beginning at first product launch. Royalties paid to Sepracor will escalate over time and upon the achievement of sales volume and other milestones.


"Schering-Plough is committed to expanding its portfolio of pharmaceuticals and to exploring all opportunities to strengthen individual product lines. This agreement with Sepracor serves to enhance our DCL patent portfolio as we move forward to develop the metabolite product," said Thomas C. Lauda, executive vice president, global marketing, Schering-Plough Pharmaceuticals. "Just as we developed and introduced four additional CLARITIN formulations after the initial launch of CLARITIN Tablets, so do we see development of the loratadine metabolite as an opportunity to extend our CLARITIN franchise."



"This agreement further validates Sepracor's ICE(TM) strategy as a unique opportunity to extend the life cycle of major pharmaceutical products through proprietary therapeutic advances," said Timothy J. Barberich, Sepracor's president and chief executive officer. "We are pleased to be collaborating with Schering-Plough on this exciting program, which can provide a new platform for the evolution of the CLARITIN franchise."



                                     -more-
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                                                  Schering-Plough and Sepracor/2




Sepracor's patent portfolio for DCL includes a U.S. method-of-use patent covering the use of DCL as a nonsedating antihistamine that expires in 2014, and U.S. patent filings covering pharmaceutical formulations and methods of treatment. Schering-Plough holds composition-of-matter patents on DCL, expiring in 2004, in the United States and in other countries. CLARITIN, the world's No. 1 antihistamine, had sales of $1.2 billion in 1996; sales in the 1997 first nine months totaled $1.3 billion.


Sepracor is a specialty pharmaceutical company dedicated to developing and commercializing differentiated drugs for the treatment of respiratory, urology and pain disorders. Referred to as Improved Chemical Entities, or ICE(TM)s, these new single isomers or active metabolites may offer potential safety and/or efficacy benefits over their parent compounds and in some cases the opportunity for additional indications.

Schering-Plough Pharmaceuticals is the worldwide pharmaceutical research and marketing unit of Schering-Plough Corporation, a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical and health care products worldwide.

SEPRACOR FORWARD-LOOKING STATEMENT: This news release contains forward-looking statements that involve risks and uncertainties, including statements with respect to the safety, efficacy and potential benefits of products under development. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the results of the companies' clinical trials with respect to its products under development; the scope of the companies' patent protection with respect to such product candidates; the availability of sufficient funds to continue research and development efforts; and certain other factors that may affect future operating results and are detailed in the companies' periodic reports filed with the Securities and Exchange Commission.


                                      ###


         SEPRACOR INVITES YOU TO PARTICIPATE IN A CONFERENCE CALL TODAY,
          DECEMBER 8TH AT 10:30 A.M. EST. TO DISCUSS THIS ANNOUNCEMENT.
                   TO PARTICIPATE, PLEASE DIAL 719-448-2018.


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